Exhibit 10.1

                               LETTER OF AGREEMENT

This Letter of Agreement entered into on this day, March 2, 2010, by and between ESL Teachers, Inc., a Nevada corporation or its assignee as "Buyer" and Skye Worthen, (or Assignee) as "Seller", and Synfuel Technology, Inc., a Utah corporation ("Synfuel"), collectively the parties ("parties").

     A. Synfuel Technologies Inc. is a corporation incorporated in the State of Utah.
     B. Synfuel, as Lessee of record, has leased and holds certain private mineral rights, legally assigned and recorded, in leasehold; for development of the leases in Sheraton County, Wyoming. ("Asset") (See Schedule A)
     C. Synfuel confirms that it has entered into an assignment agreement hereby assigning all rights to said Asset to the Seller.
     D. The Seller through its Assignment Agreement with Synfuel owns an undivided one hundred percent (100%) interest in the leases.
     E. Under the terms of the State of Wyoming Coal Mining Lease Agreement (the "Lease")entered into on March 2, 2006, the Seller and Synfuel, must pay an annual rent of one dollar per acre per year for the first five years of the lease and two dollars per acre per year for the last five years of the lease. Once in production, the Seller and Synfuel must pay a royalty to the State of Wyoming on its strip mining operations equal to twelve and one-half percent (12.5%) of its revenues earned from the sale of the coal. (See Schedule A).
     F.   The lease has an overriding royalty of approximately $0.02 per ton.
     G. BUYER (or assignee) desires to acquire, and the Seller desires to sell one hundred percent (100%) ownership interest of Assets. According to the Lease, the State of Wyoming must first consent to the Assignment of the Lease to BUYER.

NOW, THEREFORE, BUYER and Seller for valuable consideration received, agree to the following

1. Upon execution of this Agreement, transfer the Asset to BUYER (or Assignee) subject to the following:

     a. The State of Wyoming consenting to the Assignment of the lease to Buyer.
     b. Payment to Seller of Forty Five Thousand Dollars ($45,000.00), and to Buzz Communications Inc. Ten Thousand Dollars ($10,000.00) within ten
          (10) days of this Agreement;
     c. Commitment by BUYER to spend a minimum of Two Hundred and Fifty Thousand dollars ($250,000.00) on exploring and developing Asset within twelve (12) months following the date of this Agreement.
     d. Payment to Seller of Twenty-five Thousand Dollars ($25,000.00) at the anniversary of this Agreement. BUYER agrees to provide all drill reports, seismic tests, exploration expenditures, exploration reports, and all mining plans developed during the first year of this Agreement within 90 days of the anniversary of this Agreement

     e. Commitment by BUYER to spend a minimum of Five Hundred Thousand dollars ($500,000.00) on exploring and developing Asset during the period between starting twelve months after the date of this Agreement and ending on a date twenty-four months after the date of this Agreement.
     f. Payment to Seller Twenty-five Thousand Dollars ($25,000.00) within 90 days of the second anniversary of the date of this Agreement. BUYER agrees to provide all drill reports, seismic tests, exploration expenditures, exploration reports, feasibility studies and all mining plans developed during the first twenty-four months after the date of this Agreement within 90 days after the second anniversary of this Agreement
     g. Commitment by BUYER to complete a feasibility study on the Asset before a date thirty-six months from the date of this Agreement. The estimated costs to complete the Feasibility Study is two million dollars ($2,000,000.00).
     h. Payment to Seller Twenty-five Thousand Dollars ($25,000.00) within 90 days of the third anniversary of this Agreement. BUYER agrees to provide all drill reports, seismic tests, exploration expenditures, exploration reports, Feasibility Studies, and all mining plans developed during the first thirty-six months of this Agreement within 90 days of a date thirty-six months after the date of the Agreement.
     i. Entry into a Royalty Agreement with Seller, which calls for minimum royalties of:

          i.   One dollar ($1.00) per ton of coal sold.
          ii. Maximum royalties paid is five million dollars ($5,000,000.00). The maximum royalties must be made within fifteen (15) years of this Agreement.

2. Should BUYER (or Assignee) fail to complete the subjects outlined in 1. (a) though (h) above, Seller has the right to demand assignment of the Asset back to Seller.


The Parties do hereby agree to enter into this Letter of Agreement, on the aforementioned date first appearing in this Agreement


/s/ Mauricio Beltran                           /s/ Skye Worthen
---------------------------------              ---------------------------------
Authorized Signature - ESL Teachers Inc.       Skye Worthen


                                               /s/
                                               ---------------------------------
                                               Authorized Signature
                                               Synfuel Technology, Inc.

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                                   SCHEDULE A

1.) Listing of Mineral Leases held by Synfuel Technology, Inc.

    Lease #                             Description
    -------                             -----------

1   0-40536               92.47 Acres. Lots 1-4 Section 16 T58N R83W

2   0-40537               1,200 Acres
                          (320 Acres E1/2 Section 20 T58N R58W,
                          560 Acres N1/2:SW:N1/2 SE Section 21 T58N R58W
                          320 Acres S1/2 Section 22 T5N R85W)


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                                   SCHEDULE B


1. Directors Resolution of Synfuel Technology, Inc. assigning Leases to Skye Worthen, or Assignee.




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